                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report on PaineWebber Growth and Income Fund dated October 16, 1998 in this Registration Statement (Form N-1A No. 2-78626) of PaineWebber America Fund.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

New York, New York
November 19, 1998